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                                                                   EXHIBIT 10.52

                AMENDED AND RESTATED MASTER PRODUCTION AGREEMENT


         AMENDED AND RESTATED MASTER PRODUCTION AGREEMENT, dated as of October 1, 1995, by and between FIRST FINANCIAL CARIBBEAN CORPORATION ("FFCC"), DORAL MORTGAGE CORPORATION ("Doral"), both corporations organized under the laws of the Commonwealth of Puerto Rico and DORAL FEDERAL SAVINGS BANK, a federally-chartered stock savings bank (the "Savings Bank").

                                  WITNESSETH:

         WHEREAS, FFCC, Doral and the Savings Bank are currently parties to a Master Production Agreement dated, as of September 15, 1993 (the "Original Agreement").

         WHEREAS, the FFCC, Doral and the Savings Bank desire to enter into this Restated and Amended Master Production Agreement in order to make certain amendments and modifications to the Original Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. ESTABLISHMENT OF LOAN PRODUCTION GOALS AND SAVINGS BANK NEEDS. Consistent with its business plan submitted to the Office of Thrift Supervision and any applicable regulatory directives, the Savings Bank shall at the end of each fiscal quarter, determine the Savings Bank's approximate targets and goals (the "Loan Production Goals") for the ensuing fiscal quarter (including, without limitation, agreements with respect to loans secured by first-mortgages or second mortgages on residential real estate and home equity loans, commercial real estate, construction and land developments (the "Loan Agreements")). The Loan Production Goals shall be
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determined by the Savings Bank, in its sole discretion and will be based, without limitation, on the availability and cost of funds and such other factors as deemed appropriate by the Savings Bank.

         2. FFCC AND DORAL TO USE BEST EFFORTS. Upon written notification by the Savings Bank to FFCC and Doral of the Savings Bank's Loan Production Goals, FFCC and Doral shall use their best efforts as are agreed to by the Savings Bank as reasonable and appropriate to assist the Savings Bank in reaching the Loan Production Goals. In assisting the Savings Bank to reach its Loan Production Goals, FFCC and Doral shall, without limitation, advertise and promote its services to the general public and provide organizational and marketing support to the Savings Bank in the Commonwealth of Puerto Rico. FFCC and Doral shall interview prospective borrowers, process the initial applications of such prospective borrowers (the "Loan Applications") and forward and refer such Loan Applications which are in accordance with the Savings Bank's written underwriting policies to the Savings Bank for approval and credit review. FFCC and Doral shall only forward such Loan Applications when they have determined that an extension of credit to the applicant would be in accordance with the Savings Bank's underwriting standards and consistent with their Loan Production Goals. FFCC and Doral shall also assist the Savings Bank in providing personnel and facilities with respect to the execution and closing of any Loan Agreement approved by the Savings Bank. Notwithstanding anything herein to the contrary, the Savings Bank shall retain sole discretion in determining which Loan Applications the Savings Bank shall underwrite and approve, in accordance with sound banking practices. The Savings Bank shall also retain sole discretion to waive or rescind any special underwriting requirements in such cases in which FFCC and Doral either give a guaranty of repurchase or of timely repayment in connection with the Loan Agreement.
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         3.      FEES.  In consideration of the mutual covenants and agreements contained herein, and other valuable considerations, the Savings Bank shall pay FFCC and Doral, as applicable, a fee equal to a percentage of the processing or originating fees charged to the borrowers under Loan Agreements, as follows:

                 3.1      Mortgage loans with maturity of fifteen years or less

                                                                                             PERCENTAGE
                          APPLICABLE LOAN RATE                                                 OF FEE
                          --------------------                                                 ------
                          (a)     50  basis  points  or less  under  the  maximum  rate
                                  permitted  under Regulation 26-A,  promulgated by the
                                  Office of  the Commissioner of Financial Institutions
                                  ("Regulation 26-A")                                           75%

                          (b)     More  than   50  basis  points  below   maximum  rate
                                  permitted under Regulation 26-A                               50%

                3.2      Mortgage loans with maturity of more than fifteen years

                                                                                             PERCENTAGE
                          APPLICABLE LOAN RATE                                                 OF FEE
                          --------------------                                                 ------
                          (a)     At the maximum rate permitted under Regulation 26-A           75%

                          (b)     Below maximum rate permitted under Regulation 26-A            50%

                          (c)     All construction and land developments                        50%

         4.      GENERAL PROVISIONS.

                 4.1 Fee payment. On the closing date of the loan the Savings Bank shall pay the applicable fee to FFCC or Doral.

                 4.2 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly
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given if delivered to (a) in the case of the Savings Bank, 268 Ponce de Leon
Avenue, Suite 910, Hato Rey, Puerto Rico 00918, Attention: President, or such other address as may hereafter be furnished to FFCC in writing by the Savings Bank; (b) in the case of FFCC, 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, Attention: Chief Executive Officer; or such other address as may hereafter be furnished to the Savings Bank by FFCC; (c) in the case of Doral, 650 Munoz Rivera Avenue, San Juan, Puerto Rico 00920, Attention: President; or such other address as may hereinafter be furnished to the Savings Bank by Doral.

                 4.3 No Assignment. Neither the Savings Bank, FFCC or Doral shall assign or delegate this Agreement without the prior written consent of the Savings Bank (in the case of FFCC or Doral).

                 4.4 Waivers. Any waiver by FFCC, Doral or the Savings Bank of any breach of or failure to comply with any provision of this Agreement by the other party must be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

                 4.5 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Puerto Rico.

                 4.6 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any rights or remedies as such or by reason of this Agreement.

                 4.7 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision that is not essential to the effectuation of the basic
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purpose of this Agreement is determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

                 4.8 Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                 4.9 Effective Date. This Agreement shall be effective for loans originated on and after October 1, 1995.

                 4.10 Termination and Survival. This Agreement may be terminated at any time by any party by giving thirty (30) days notice to the other. In the event of a default by a party of any of its obligations hereunder, the non-defaulting party shall give prompt notice to the other of such default. If the defaulting party does not cure such default within ten
(10) days of receiving such notice, the other party may terminate this Agreement upon written notice. Upon termination pursuant to this Section and if there is no notice of default that had been delivered by the defaulting party hereunder and that had not been cured by the other, neither party shall have any rights or obligations to one another other than the rights and obligations contained in Section 4.1.

         5. COVENANTS OF THE PARTIES. The Savings Bank, FFCC and Doral shall use their best efforts to obtain any consents of third parties and regulatory approvals required for the consummation of this Agreement and, provided that unreasonable effort or expense is not required, will give full cooperation to obtain all consents, approvals and authorizations needed by the parties to fulfill the parties' obligations hereunder.
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         IN WITNESS WHEREOF, the Savings Bank and FFCC have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year fist above written.

                                              DORAL FEDERAL SAVINGS BANK



                                       By:         /s/ Luis Alvarado
                                          -------------------------------------
                                     Name:            Luis Alvarado
                                    Title:               President


                                          FIRST FINANCIAL CARIBBEAN CORPORATION



                                       By:         /s/ Zoila Levis
                                          -------------------------------------
                                     Name:            Zoila Levis
                                    Title:             President


                                              DORAL MORTGAGE CORPORATION



                                       By:         /s/ Edison Velez
                                          -------------------------------------
                                     Name:            Edison Velez
                                    Title:             President